Exhibit 10.13
FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT
     This Fourth Amendment to Loan and Security Agreement (the “Fourth Amendment”) is entered into and is effective this 8th day of April, 2009 by and between BlueCrest Venture Finance Master Fund Limited (“Lender”), as assignee of Ritchie Capital Finance, LLC (“Original Lender”) and Ritchie Debt Acquisition Fund, Ltd. (“Initial Assignee”), and SPS Commerce, Inc. (“Borrower”).
RECITALS
     A. Original Lender provided one or more credit facilities or arrangements to Borrower pursuant to that certain Loan and Security Agreement, as amended, by and between Original Lender and Borrower, dated as of February 3, 2006 (the “Loan Agreement”), which Loan Agreement had been assigned by Original Lender to Original Assignee, as of May 5, 2006, and which was then assigned to Lender as of December 18, 2006.
     B. In connection with the Loan Agreement, Borrower has granted to Lender a first priority security interest in the Collateral. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.
     C. Lender and Borrower now desire to amend the Loan Agreement to remove the swing feature from the Revolving Loan Commitment, on the terms and conditions contained herein.
     NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:
     1. Amendment of Loan Agreement. Lender and Borrower hereby agree that the Loan Agreement shall be amended as follows:
     (a) The definition of “Revolving Commitment” shall be amended to read in its entirety as follows:
“Revolving Commitment” means the commitment of Lender to make Revolving Advances hereunder, subject to the terms hereof, as such commitment may be reduced from time to time pursuant to Section 4.3 or Section 8. The initial amount of Lender’s Revolving Commitment is Three Million Five Hundred Thousand Dollars ($3,500,000).”
     (b) The definition of “Rollover Amount” and “Rollover Date” shall be deleted.
     2. Acknowledgement by Borrower. Borrower acknowledges that to the best of its knowledge, as of the date hereof, there are no Events of Default that have occurred and which are continuing under the Loan Agreement.

     3. Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Illinois (without giving effect to its laws of conflicts) and to the extent applicable, federal law.
     4. Effect of Amendment. Except as expressly modified hereby, the terms and conditions of the Loan Agreement (as amended) remain in full force and effect.

     IN WITNESS WHEREOF, this Fourth Amendment has been duly executed and delivered by the parties as of the date first above written.

BLUECREST VENTURE FINANCE MASTER FUND LIMITED
acting through its duly appointed agent and investment
manger, BlueCrest Capital Management LLP

By:	/s/ Peter Cox
Name: Peter Cox
Title: Chief Operation Officer

SPS COMMERCE, INC.

By:	/s/ Kimberly K. Nelson
Name: Kim Nelson
Title: CFO